UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 26, 2015

Date of Report (Date of Earliest Event Reported)

SERITAGE GROWTH PROPERTIES

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-37420
(Commission File Number)	(I.R.S. Employer Identification No.)

3333 Beverly Road

Hoffman Estates, Illinois 60179

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 26, 2015, Seritage Growth Properties (“Seritage Growth”), Seritage Growth Properties, L.P. (“Operating Partnership”), ESL Partners, L.P. (“ESL Partners”) and Edward S. Lampert (together with ESL Partners, “ESL”), entered into an exchange agreement (the “ESL Exchange Agreement”). Pursuant to the ESL Exchange Agreement, ESL has agreed to exchange cash and subscription rights that, if exercised, would result in ESL receiving in excess of 3.2% of the aggregate value or number of all outstanding common shares of beneficial interests of Seritage Growth immediately following the closing of the offering (the “Rights Offering”) pursuant to Seritage Growth’s Registration Statement on Form S-11 (Reg. No. 333-203163) for (1) Class B common shares of beneficial interest, $0.01 par value per share, of Seritage Growth (“Class B common shares”) that, together with the Class A common shares of beneficial interest, $0.01 par value per share, of Seritage Growth (“Class A common shares”) to be received by ESL in the Rights Offering, will give ESL an aggregate of 9.8% of the voting power of Seritage Growth but are not entitled to dividends or distributions and (2) limited partnership interests in the Operating Partnership (“Partnership Units”). The ESL Exchange Agreement allows ESL to participate in the over-subscription privilege with respect to subscription rights it exchanges to the same extent as if it had exercised such rights. In addition, ESL has agreed that upon any sale or other transfer to a non-affiliate of any of the Partnership Units received pursuant to the ESL Exchange Agreement, it will surrender to Seritage Growth a pro rata portion of the Class B common shares that it holds, whereupon the surrendered shares will be cancelled and the aggregate voting power of ESL in Seritage Growth will be reduced.

Additionally, on June 30, 2015, Seritage Growth, and Fairholme Capital Management, L.L.C. (“Fairholme”), acting on its own behalf and on behalf of certain advisory clients (the “Class C Acquirors”), entered into an exchange agreement (the “Fairholme Exchange Agreement” and, together with the ESL Exchange Agreement, the “Exchange Agreements”). Pursuant to the Fairholme Exchange Agreement, the Class C Acquirors have the right to exchange cash and subscription rights for Class C common shares of beneficial interest, $0.01 par value per share, of Seritage Growth (“Class C common shares”), at a purchase price of $29.58 per share. The Class C common shares are entitled to dividends and distributions but have no voting power. The Fairholme Exchange Agreement allows the Class C Acquirors to participate in the over-subscription privilege with respect to subscription rights they exchange to the same extent as if they had exercised such rights. Further, the Class C common shares will automatically convert into Class A common shares upon any transfer to a non-affiliate, and Fairholme has agreed to cause the Class C Acquirors not to sell or transfer any Class C common shares received pursuant to the Fairholme Exchange Agreement (or any other beneficial interest of Seritage Growth held by such Class C Acquiror) to any person or group that, after giving effect to the transfer, would beneficially own 5% or more of the issued and outstanding Class A common shares (other than in certain open market transactions or as approved by Seritage Growth). Fairholme has also agreed that it will not cause or permit the Class C Acquirors to acquire or offer to acquire any Class A common shares (other than Class A common shares acquired for the purpose of conversion into Class C common shares) or engage in certain other actions with respect to matters to be voted on by holders of shares of beneficial interest of the Seritage Growth or transactions involving Seritage Growth.

The foregoing descriptions of the Exchange Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Exchange Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Exchange Agreement by and among Seritage Growth Properties, Seritage Growth Properties, L.P., ESL Partners, L.P., and Edward S. Lampert, dated as of June 26, 2015

Exhibit 10.2	Exchange Agreement by and among Seritage Growth Properties and Fairholme Capital Management, L.L.C., dated as of June 30, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

Dated: July 2, 2015	/s/ Matthew Fernand
	By:	Matthew Fernand
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit 10.1	Exchange Agreement by and among Seritage Growth Properties, Seritage Growth Properties, L.P., ESL Partners, L.P., and Edward S. Lampert, dated as of June 26, 2015

Exhibit 10.2	Exchange Agreement by and among Seritage Growth Properties and Fairholme Capital Management, L.L.C., dated as of June 30, 2015